UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2012

OICco Acquisition I, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-162084	27-0625383
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4412 8th St. SW, Vero Beach, FL	32968
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (772) 584-3308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2012, Liberty Electric, a United Kingdom corporation (“Liberty”) informed OICco Acquisition I, Inc. (“OICco”) of its termination effective immediately of its exchange agreement with OICco originally entered into on September 6, 2011.   As a result Liberty will not become a subsidiary of OICco.

Exhibits

No.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  July 5, 2012

OICco ACQUISITIONS I, INC.

By: /s/ Joshua Sisk

Joshua Sisk, President and

Chief Executive Officer

EXHIBIT INDEX

Exhibits

No.

Exhibits

None.